First Trust Advisors L.P.
                     120 East Liberty Drive
                            Suite 400
                    Wheaton, Illinois  60187



                          June 28, 2010


First Trust Portfolios L.P.
120 East Liberty Drive
Suite 400
Wheaton, IL  60187

     Re:  FT 2508

Gentlemen:

     We  have  examined the Registration Statement File No.  333-
167513 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First
Trust Advisors L.P. as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                              Sincerely,

                              First Trust Advisors L.P.



                              Jason T. Henry
                              Senior Vice President